EXHIBIT 10.5

NONINCENTIVE STOCK OPTION AGREEMENT
KIRBY CORPORATION
2000 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

     A Nonincentive Stock Option for a total of ___shares of common stock, par value $0.10 per share, of Kirby Corporation (the “Company”), is hereby granted pursuant to Section 2.4 of the 2000 Nonemployee Director Stock Option Plan of the Company, as amended (the “Plan”) to

(the “Optionee”). This Option is in all respects subject to the definitions, terms, conditions and limitations contained in the Plan, which is incorporated herein by reference.

     1. Option Price. The option price is $___for each share, being the Fair Market Value of the common stock on the Date of Grant.

     2. Date of Grant. The Date of Grant of this Option is ___, ___.

     3. Exercise of Option. This Option shall be exercisable as follows:

          (a) Date of Exercise. This Option shall become exercisable in whole or in part with respect to the following numbers of Shares on the dates indicated:

               (i) ___Shares on June 30, ___;

               (ii) ___Shares on September 30, ___;

               (iii) ___Shares on December 31, ___; and

               (iv) ___Shares on March 31, ___;

provided that this Option shall become immediately exercisable in full upon the occurrence of a Change in Control.

          (b) Term of Option. This Option may not be exercised after the expiration of ten (10) years from the Date of Grant and is subject to earlier termination as provided in the Plan. This Option may be exercised during such time only in accordance with the Plan and the terms of this Option.

          (c) Method of Exercise. This Option shall be exercisable by a written notice delivered to the Company which shall:

               (i) state the election to exercise the Option and the number of shares in respect of which it is being exercised; and

               (ii) be signed by the person or persons entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option.

          (d) Payment. Payment of the purchase price of any shares with respect to which this Option is being exercised shall be by cash, certified or cashier’s check, money order, personal check, shares of Common Stock of the Company, or by a combination of the above, delivered to the Company and the exercise shall not be effective until such payment is made. If the exercise price is paid in whole or in part with shares of Common Stock of the Company, the value of the shares surrendered shall be their Fair Market Value on the date received by the Company. The certificate or certificates for shares of Common Stock as to which the Option shall be exercised shall be registered in the name of the person or persons exercising the Option.

          (e) Withholding. Optionee shall make satisfactory arrangements for the withholding of any amounts necessary for withholding in accordance with applicable federal or state income tax laws.

          (f) Restrictions on Exercise.

               (i) This Option may not be exercised if the issuance of the shares upon such exercise would constitute a violation of any applicable federal or state securities or other law or valid regulation. As a condition to the exercise of this Option, the Company may require the person exercising this Option to make any agreements and undertakings that may be required by any applicable law or regulation.

               (ii) Shares issued upon the exercise of this Option without registration of such shares under the Securities Act of 1933, as amended (the “Act”), shall be restricted securities subject to the terms of Rule 144 under the Act. The certificates representing any such shares shall bear an appropriate legend restricting transfer and the transfer agent of the Company shall be given stop transfer instructions with respect to such shares.

          (g) Partial Exercise. Upon the exercise of this Option in part, the Optionee shall deliver this agreement to the Company which shall endorse on the agreement a notation of such exercise and return the agreement to the Optionee.

     4. Nontransferability of Option. This Option may not be transferred by the Optionee otherwise than by will or the laws of descent and distribution and so long as the Optionee lives, only the Optionee or his guardian or legal representative shall have the right to exercise this Option. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

KIRBY CORPORATION By Name Title

     Optionee acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions of the Plan. Optionee hereby agrees to accept as binding, conclusive and final all decision or interpretations of the Committee (as defined in the Plan) upon any questions arising under the Plan.

Optionee

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